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                            OPTION AGREEMENT

THIS OPTION AGREEMENT, dated January 27, 1994, is between The Lakes Project Investors, Inc., a Delaware corporation having an address at 625 Madison Avenue, New York, New York 10022 ("Seller") and The Lakes Apartments, Inc., a Missouri corporation with an address in care of The Peterson Companies, 10000 West 75th Street, Shawnee Mission, Kansas 66204 ("Purchaser").

1.0 Sale and Purchase Agreement.

The parties have agreed upon the terms and conditions of the Sale and Purchase Agreement in the event Purchaser shall elect to exercise the option granted hereby, which terms and conditions are more particularly set forth on Exhibit A attached hereto and made a part hereof for all purposes. The terms of the Sale and Purchase Agreement are incorporated herein by reference. All terms not otherwise defined herein shall have the meanings ascribed to them in the Sale and Purchase Agreement.

2.0 Option.

For and in consideration of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Option Payment"), the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller grants and conveys to Purchaser the exclusive right and option to purchase (the "Option") the Property upon the terms and conditions set forth below and set forth in the Sale and Purchase Agreement. Except as set forth in Section 2(a)(i) of the Sale and Purchase Agreement, the Option Payment shall not be refundable to Purchaser for any reason whatsoever.

3.0 Purchase Price.

The total monetary consideration (the "Purchase Price") to be paid by Purchaser to Seller for the Property is the sum of Fourteen Million Three Hundred Seventy Thousand and No/100 ($14,370,000.00) Dollars. If Purchaser acquires the Property, the Option Payment shall be credited toward the Purchase Price. A portion of the Purchase Price shall be paid by Purchaser assuming Seller's obligations under the debt on the Property as more particularly set forth in the Sale and Purchase Agreement.

4.0 Term.

The Option shall be for a term of two hundred fifteen (215) days (the "Option Term") commencing on the date hereof (the "Effective Date") and terminating thereafter as of 5:00 p.m., Eastern time on the last day of the Option Term.

5.0 Time for Exercise.

Purchaser may terminate this Option Agreement at any time during the Option Term by written notice to Seller (provided that Seller shall retain the Option Payment) but Purchaser may not exercise the Option prior to July 25, 1994.

6.0 Manner of Exercise.

To exercise the Option, Purchaser shall timely deliver to Seller a copy of the Sale and Purchase Agreement duly executed by Purchaser. The delivery by Purchaser to Seller of the completed Sale and Purchase Agreement executed by Purchaser shall bind Purchaser and Seller to the terms and conditions thereof, and no further action shall be required of either in order for the parties hereto to enforce the Sale and Purchase Agreement. Simultaneously with the delivery of the Sale and Purchase Agreement to Seller, Purchaser shall deliver a copy of the same to the Title Company identified therein.

7.0 Obligations of Seller.

Seller shall be obligated to enter into the Sale Purchase Agreement upon timely receipt of a counterpart thereof duly executed by Purchaser.

8.0 Rights and Obligations of the Parties if the Option is Exercised.

In the event that the Purchaser exercises the Option within the time and in the manner hereinbefore provided, then thereafter the rights and obligations of the parties with respect to the Property shall be governed by the terms and conditions contained in the Sale and Purchase Agreement.

9.0 Notices.

All notices or other communications required or permitted pursuant to the terms of this Agreement shall be in writing and shall be hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, and shall be sent to the parties at the addressess set forth below:

To Seller:

Lakes Project Investors, Inc.
625 Madison Avenue
New York, New York 10022
Attention: Bruce Brown

With a copies by first class mail to:

Michael H. Orbison, Esq.
625 Madison Avenue
New York, New York 10022

and to:

Don F. Dagenais, Esq.
Gage & Tucker
2345 Grand Avenue
Kansas City, Missouri 64108

To Purchaser:

The Lakes Apartments, Inc.
c/o The Peterson Companies
10000 West 75th Street
Shawnee Mission, Kansas 66204

With a copy by first class mail to:

William Carr, Esq.
Lewis, Rice & Fingersh
One Petticoat Lane
1010 Walnut, Suite 500
Kansas City, Missouri 64106

or at such other address as shall be designated by the parties in writing. All notices shall be deemed to have been received on the date hand delivered to the party or on the third business day following the date when deposited in the United States Mail.

10.0 Time of the Essence.

Time shall be of the essence in this Option Agreement.

11.0 Governing Law.

This Agreement shall be executed, construed and enforced in accordance with Missouri Law.

12.0 Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, understandings, agreements and negotiations between the parties.
This Agreement may be modified only by a written instrument duly executed by both parties.

13.0 Days.

If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

14.0 Severability.

If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15.0 Assignment.

This Option may be assigned by Purchaser only with the prior written consent of Seller, but on condition that (a) no assignment shall relieve Purchaser of its obligations and liabilities hereunder, and (b) each assignee assumes and agrees to perform all obligations and liabilities hereunder. Notwithstanding the foregoing, no consent shall be required for the assignment of this Option to an affiliate of Purchaser or in connection with any like-kind exchange. This Option may not be assigned by Seller.

16.0 Remedies.

In addition to any other remedy at law or in equity, the parties hereto shall be entitled to specifically enforce their rights under this Agreement.

17.0 Performance of Obligations Under Sale and Purchase
Agreement Prior to the Exercise of Option.

Notwithstanding anything in this Option or the Sale and Purchase Agreement to the contrary, Seller and Purchaser shall perform their respective obligations, and Purchaser may exercise any and all of its rights, under the following provisions of the Sale and Purchase Agreement from the date of this Option through the closing date of the Sale and Purchase Agreement: 4A(a)(iv), 4(e), 4(f), 4(k), 8 and 10.

18.0 Representations and Warranties.

In order to induce Purchaser to execute this Option Agreement and tender the Option Payment, Seller shall be deemed to have made the representations and warranties to Purchaser set forth in Sections 16 and 17 of the Sale and Purchase Agreement as of the date of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.

THE LAKES PROJECT INVESTORS, INC.


By: /s/ Thomas G. Granville
   ----------------------------
   Vice President


THE LAKES APARTMENTS, INC.

By: /s/ Kenneth Riedemann
   ----------------------------
   President